SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): July 14, 2006

                                MYCOM GROUP, INC.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)


           Nevada                       0-29836               33-0677545
 --------------------------         ---------------     -----------------------
(State or other jurisdiction        Commission File     (IRS Employer ID Number)
    of incorporation)                    Number)


            2560 W. Main Street, Suite 200, Littleton, Colorado 80120
            ---------------------------------------------------------
              (Address of principal executive offices) (Zip Code)


Registrant's telephone number, including area code          (303) 794-9450
                                                            --------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
     CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01.  Changes in Control of Registrant.

     On July 14, 2006 (the "Closing Date"), pursuant to a Stock Purchase Agreement (the "Stock Purchase Agreement") with the Registrant, Mathis Family Partners Ltd., Beau Ridge Profit Sharing Plan & Trust and La Mirage Trust purchased 33,960,718, 16,980,359 and 16,980,359 shares, respectively, of the common stock of the Registrant for an aggregate of $400,000 cash. The source of the funds paid was personal funds of the investors. In accordance with the Stock Purchase Agreement, all officers and directors resigned their positions with the Registrant effective as of the Closing Date and appointed Earnest Mathis as the Registrant's sole director.

     As a result of the purchase of the shares of the Registrant's common stock, Mathis Family Partners Ltd., Beau Ridge Profit Sharing Plan & Trust and La Mirage Trust own approximately 37.73%, 18.87% and 18.87%, respectively, of the issued and outstanding shares of common stock of the Registrant. Earnest Mathis, the Registrant's sole officer and director is also the General Partner of the Mathis Family Partners Ltd. and accordingly, indirectly owns 37.73% of the issued and outstanding shares of common stock of the Registrant.


Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officer.

     Effective as of July 14, 2006 and pursuant to the Stock Purchase Agreement, Rob A. Branson , Chief Executive Officer, Secretary, Treasurer and Director, James T. Bobbitt, Director, Carol J. Weinstein, Interim Chief Financial Officer and Todd A. Hinners, Vice President of Business Development and Director resigned their positions as officers and directors and appointed Earnest Mathis as the Registrant's sole Director and Chief Executive Officer. Mr. Mathis has no employment agreement with Mycom.

     Mr. Mathis, age 46, has been Xedar Corporation's Chief Executive Officer, Chief Financial Officer and a member of the Board of Directors from December 2005 to the present. From July 2005 to the present, Mr. Mathis has been a VitaCube Systems Holdings, Inc. Director. From March 2005 to the present, Mr. Mathis has been VitaCube Systems Holdings, Inc.'s, Chairman, Chief Operating Officer and President. From February 2003 to the present, Mr. Mathis has been a manager and member of Louisiana Land Acquisitions, LLC, which holds real property. From December 2004 to present, Mr. Mathis has been a manager or Trinidad Golf, LLC, a golf course development company. From October 2004 to present, Mr. Mathis has been a manager of Trinidad Land Co., LLC, which holds real property. From June 2002 to June 2003, Mr. Mathis was the President and a Director of Instanet, Inc. Instanet was a publicly-held shell corporation. In August 2003, Instanet acquired VitaCube Systems Holdings, Inc. in a stock for stock transaction and Mr. Mathis resigned as an officer and director at that time. From April 2002 to the present, Mr. Mathis has been the Chief Executive Officer, Chief Financial Officer and a member of the Board of Directors of Petramerica Oil, Inc., a publicly-held shell corporation. From February 2001 to December 2002, Mr. Mathis was the President, Chief Financial Officer and a member of the Board of Directors of Care Concepts, Inc., a publicly-held shell corporation. From January 1999 to January 2002, Mr. Mathis was Chief Executive Officer and Chief Financial Officer of Milestone Capital, Inc. and served as the company's sole Director. Milestone was a publicly-held shell corporation. In January 2002, Milestone acquired Elite Agents, Inc. in a stock for stock transaction and Mr. Mathis resigned as an officer and director at that time. From January 1987 to the present, Mr. Mathis has been President and a member of the Board of Directors of Inverness Investments, a privately-held financial consulting company in Denver, Colorado. From February 1998 to the present, Mr. Mathis has served as Manager of Amerigolf, LLC, a golf course development company. From January 1997 to the present, Mr. Mathis has served as President of Integrated Medical Services, Inc. (IMS). IMS transports and processes medical waste from small and large generators of medical waste. In March 1999, IMS sold 100% of its assets to publicly held Stericycle, Inc. In March 2002, Mr. Mathis became one of the founding members and managers of Waveland Ventures, LLC, a capital management company with emphasis in managing economic redevelopment and stimulation programs for governmental entities. He also is a managing director of Waveland Colorado Ventures, LLC, a Certified Capital Company. Mr. Mathis attended Denver University where he studied finance and since 1992, has been a member of the Denver Society of Securities Analysts.


Item 8.01.  Other Events.

     Effective July 14, 2006, the address of the Company's executive offices will be 2560 W. Main Street, Suite 200, Littleton, Colorado 80120 and its telephone numbers will be (303) 794-9450.


Item 9.01.  Financial Statements and Exhibits.

     (c)  Exhibits - None


                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      Mycom Group Inc.


Date:  July 19, 2006                  /s/ Earnest Mathis
                                      ---------------------------------------
                                      Earnest Mathis, Chief Executive Officer